UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 8, 2005

MAXCO, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-2762	38-1792842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1118 Centennial Way, Lansing, Michigan	48917
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (517) 321-3130

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 By-law Changes

Effective November 8, 2005, amendments to the Company’s By-laws were made to (1) amend Article IV - Section 1.(a) to read “That the property, affairs and business of the Corporation shall be managed by the Board of Directors of up to nine (9) persons. Except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders and each director shall serve for one year or until his successor shall be elected and qualify” and (2) to amend Article IV - Section 1.(c) to read “Directors need not be shareholders of the Corporation.”

Item 7.01 Announcement of Proposed Transaction to Terminate SEC Registration

On November 11, 2005, Maxco, Inc. issued a press release announcing that its Board of Directors has approved a 1-for-1000 reverse stock split to be followed immediately by a 1000-for-1 forward stock split. This proposed transaction is subject to the approval of the holders of Maxco’s common and voting preferred stock. If the transaction is implemented, Maxco expects to have fewer than 300 common stockholders of record. Maxco would then be able to terminate the registration of its common stock.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 First Amendment to the By-laws of Maxco, Inc.

99.2 Press release dated November 11, 2005 announcing that “Maxco, Inc. Announces Proposed Transaction to Terminate SEC Registration.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxco, Inc. (Registrant)

Date: November 14, 2005	By:	/s/ Vincent Shunsky
Vincent Shunsky Chief Financial Officer